Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Financial Results

Fairfield, Calif. (June 1, 2005) — Copart, Inc. (NASDAQ: CPRT) the largest provider of vehicle salvage disposition services in the United States, today reported its results for the third quarter ended April 30, 2005.

During the third quarter ended April 30, 2005, Copart earned net income of $30.9 million on revenues of $130.4 million.  In the same period last year the company earned $25.0 million on revenues of $116.6 million.  These represent increases in net income and revenue of 24% and 12%, respectively.  Fully diluted earnings per share (EPS) for the quarter was $.33 compared to $.27 last year, an increase of 22%.

For the first nine months of fiscal 2005, Copart earned net income of $77.1 million on revenues of $344.6 million.  In the same period last year the company earned $57.8 million on revenues of $300.7 million.  These represent increases in net income and revenue of 34% and 15%, respectively.  Fully diluted earnings per share (EPS) for the nine months was $.83 compared to $.63 last year, an increase of 32%.

During this quarter same store sales, sales from stores owned or open more than twelve months, increased by 10%.

Sales of vehicles during the third quarter, to buyers outside the state where the vehicle is located, accounted for 48% of total vehicles sold; 26% were sold to buyers out of state and 22% were sold to buyers out of country.   Sales of vehicles to buyers outside the state where the vehicle is located were 43% during the same period last year.

On Thursday, June 2, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrsdslslvrmrws.  A replay of the call will be available through June 8, 2005 by calling (888) 203-1112.  Use confirmation code #9149645.

Copart, founded in 1982, provides vehicle suppliers, primarily insurance companies, with a full range of services to process and sell salvage vehicles, principally to licensed dismantlers, rebuilders and used vehicle dealers, through Internet auctions utilizing its proprietary VB2 technology.  Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made.  The Company operates 113 facilities in the United States and Canada.  It also provides services in other locations through its national network of independent salvage vehicle processors.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

NOTE: This press release may contain forward-looking statements within the meaning of federal securities laws.  Our actual results could differ materially from those projected in these forward-looking statements as a result of a number of factors, many of which are outside our control.   Our VB² Internet sales model was introduced on a company-wide basis during the prior fiscal year and may not continue to have a favorable impact on our results of operations in future periods.  Our business has become increasingly reliant on proprietary and non-proprietary technologies, and it is difficult to forecast with accuracy what impact these changes in our business model will have.  We depend on a limited number of major suppliers of salvage vehicles.  If we are unable to maintain these supply relationships, our revenues and operating results would be adversely affected.  In addition, our revenues, operating results, financial condition, and growth rates are subject to numerous other risks, including our ability to complete and integrate new acquisitions, environmental and regulatory risks, and the other factors described under the caption “Factors That May Effect Future Results” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We encourage investors to review these disclosures carefully.

Contact:	Simon Rote, Vice President of Finance
(707) 639-5000

Copart, Inc.

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	Three Months Ended April 30,
	2005	2004

Revenues	$130,426	$116,618

Operating costs and expenses:
Yard and fleet	61,947	58,053
General and administrative	11,672	10,515
Depreciation and amortization	9,054	7,652
Total operating expenses	82,673	76,220
Operating income	47,753	40,398

Other income (expense):
Interest income, net	1,217	338
Loss on sale of fleet vehicles	(67)	(773)
Other income	776	591
Total other income	1,926	156
Income before income taxes	49,679	40,554

Income taxes	18,774	15,590
Net income	$30,905	$24,964

Basic net income per share	$.34	$.28

Weighted average shares outstanding	90,179	89,373

Diluted net income per share	$.33	$.27

Weighted average shares and dilutive potential common shares outstanding	93,100	91,974

	Nine Months Ended April 30,
	2005	2004

Revenues	$344,550	$300,720

Operating costs and expenses:
Yard and fleet	170,863	159,659
General and administrative	29,989	27,224
Depreciation and amortization	24,254	23,133
Total operating expenses	225,106	210,016
Operating income	119,444	90,704

Other income (expense):
Interest income, net	3,034	924
(Loss)/gain on sale of fleet vehicles	(50)	1,155
Other income	2,778	1,869
Total other income	5,762	3,948
Income before income taxes	125,206	94,652

Income taxes	48,079	36,881
Net income	$77,127	$57,771

Basic net income per share	$.86	$.65

Weighted average shares outstanding	90,127	89,296

Diluted net income per share	$.83	$.63

Weighted average shares and dilutive potential common shares outstanding	92,931	91,236

Copart, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	April 30, 2005	July 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$243,903	$5,720
Short-term investments	—	172,600
Accounts receivable, net	94,348	81,633
Vehicle pooling costs	24,849	23,966
Prepaid expenses and other assets	7,195	5,437
Equipment held for sale	48	3,755
Total current assets	370,343	293,111
Land purchase options and other assets	6,642	6,613
Property and equipment, net	275,550	257,667
Intangibles, net	2,131	2,941
Goodwill	115,549	112,691
Total assets	$770,215	$673,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$50,421	$44,080
Deferred revenue	12,742	9,721
Income taxes payable	10,116	3,819
Deferred income taxes	5,564	5,438
Other current liabilities	141	165
Total current liabilities	78,984	63,223
Deferred income taxes	7,960	6,355
Other liabilities	1,263	1,182
Total liabilities	88,207	70,760
Commitments and contingencies

Shareholders’ equity:
Common stock, no par value – 180,000,000 shares authorized; 90,220,008 and 90,075,843 shares issued and outstanding at April 30, 2005 and July 31, 2004, respectively	269,681	267,276
Accumulated other comprehensive income	308	95
Retained earnings	412,019	334,892
Total shareholders’ equity	682,008	602,263
Total liabilities and shareholders’ equity	$770,215	$673,023

Copart, Inc.

Consolidated Cash Flows

(in thousands)

	Three Months Ended April 30,
	2005	2004
Cash flows from operating activities:
Net income	$30,905	$24,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,054	7,652
Deferred rent	179	(8)
(Gain)/loss on sale of property and equipment	(68)	811
Deferred income taxes	651	(1,621)
Changes in operating assets and liabilities:
Accounts receivable	5,547	10,524
Vehicle pooling costs	3,972	4,210
Prepaid expenses and other current assets	(223)	(247)
Land purchase options and other assets	(102)	—
Accounts payable and accrued liabilities	2,283	7,397
Deferred revenue	(1,138)	(1,994)
Income taxes	5,534	8,416
Net cash provided by operating activities	56,594	60,104
Cash flows from investing activities:
Purchase of short-term investments	(200,205)	(74,605)
Sale of short-term investments	407,380	11,980
Purchase of property and equipment	(16,868)	(9,497)
Proceeds from sale of property and equipment	637	7,431
Purchase of net current assets in connection with acquisitions	(303)	—
Purchase of goodwill and intangible assets in connection with acquisitions	(3,058)	—
Net cash provided by (used in) investing activities	187,583	(64,691)
Cash flows from financing activities:
Proceeds from the exercise of stock options	527	2,039
Repayment of bank overdraft	(870)	—
Principal payments on notes payable	(2)	(2)
Net cash (used in) provided by financing activities	(345)	2,037
Effect of foreign currency translation	71	(14)
Net increase (decrease) in cash and cash equivalents	243,903	(2,564)
Cash and equivalents at beginning of period	—	7,853
Cash and equivalents at end of period	$243,903	$5,289

Supplemental disclosure of cash flow information:
Interest paid	$—	$1
Income taxes paid	$12,589	$8,799

	Nine Months Ended April 30,
	2005	2004
Cash flows from operating activities:
Net income	$77,127	$57,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,254	23,133
Deferred rent	87	(53)
Gain on sale of property and equipment	(697)	(1,012)
Deferred income taxes	1,731	2,430
Changes in operating assets and liabilities:
Accounts receivable	(12,527)	(12,733)
Vehicle pooling costs	(768)	(1,067)
Prepaid expenses and other current assets	(1,758)	(5,043)
Land purchase options and other assets	(29)	5,150
Accounts payable and accrued liabilities	6,317	9,018
Deferred revenue	3,022	181
Income taxes	6,958	13,893
Net cash provided by operating activities	103,717	91,668
Cash flows from investing activities:
Purchase of short-term investments	(341,020)	(111,355)
Sale of short-term investments	513,620	62,360
Purchase of property and equipment	(42,171)	(51,030)
Proceeds from sale of property and equipment	5,520	16,628
Purchase of net current assets in connection with acquisitions	(303)	(154)
Purchase of goodwill and intangible assets in connection with acquisitions	(3,059)	(686)
Net cash provided by (used in) investing activities	132,587	(84,237)
Cash flows from financing activities:
Proceeds from the exercise of stock options	1,082	2,609
Proceeds from the issuance of ESPP shares	661	698
Repurchases of common stock	—	(10,723)
Principal payments on notes payable	(5)	(89)
Net cash provided by (used in) financing activities	1,738	(7,505)
Effect of foreign currency translation	141	(28)
Net increase (decrease) in cash and cash equivalents	238,183	(102)
Cash and equivalents at beginning of period	5,720	5,391
Cash and equivalents at end of period	$243,903	$5,289

Supplemental disclosure of cash flow information:
Interest paid	$1	$3
Income taxes paid	$39,390	$20,558